EXHIBIT 99.1
FOR RELEASE 6:30 A.M., THURSDAY, JULY 24, 2008

Investors:	Valerie Haertel	Media:	Lowell Weiner
	(201) 269-5781		(201) 269-6986
	valerie_haertel@medco.com		lowell_weiner@medco.com
Medco Reports Record Second-Quarter 2008 GAAP Diluted EPS;
Reflects Growth of 34.2 Percent;
Raises and Narrows 2008 Guidance
Second-Quarter Year-Over-Year Highlights:
•	Record GAAP diluted EPS increased 34.2 percent to $0.51 from $0.38 in second-quarter 2007

•	Record diluted EPS increased 30.2 percent to $0.56 from $0.43 in second-quarter 2007, excluding $0.05 in amortization of intangible assets from the 2003 spin-off

•	Net revenues increased 15.6 percent to nearly $12.8 billion

•	Specialty revenues increased 32.6 percent to a record of nearly $2.0 billion

•	Mail-order prescription volume of 26.3 million increased 2.8 million, or 11.9 percent, from 23.5 million in second-quarter 2007

•	Record generic dispensing rate of 63.7 percent increased 4.8 percentage points from second-quarter 2007
Raised and Narrowed 2008 Guidance:
•	Full-year GAAP diluted EPS guidance is raised to $2.10 to $2.13, reflecting growth of 29 to 31 percent over 2007, up from previous guidance of $2.07 to $2.11 per share

•	Full-year diluted EPS guidance, excluding amortization of intangible assets, is raised to $2.30 to $2.33, reflecting growth of 26 to 28 percent over 2007, up from previous guidance of $2.27 to $2.31 per share

(Please see Table 9 for a reconciliation of earnings per share guidance).
FRANKLIN LAKES, N.J., July 24, 2008 – Driven by record 2008 sales performance across the company, including Accredo Health Group, and strong fundamentals, Medco Health Solutions, Inc. (NYSE: MHS) today reported a 34.2 percent increase in second-quarter 2008 GAAP diluted earnings per share to $0.51, compared to $0.38 for the second quarter of 2007. Excluding $0.05 per share in amortization of intangible assets that existed when Medco became a publicly traded company, second-quarter 2008 diluted earnings per share increased 30.2 percent to $0.56 from $0.43 in second-quarter 2007.
“This quarter, Medco demonstrated that strong execution around the fundamentals of our business on behalf of our customers continues to drive outstanding earnings performance for our shareholders,” said David B. Snow Jr., Medco chairman and chief executive officer.
“Beyond the quarter, our business strategy fueled extremely strong sales results and industry-leading customer retention rates. Our 2008 annualized new-named sales rose to $6.5 billion and we achieved a retention rate of 98 percent, reflecting continued success in our 2008 sales season. Additionally, our 2009 annualized new-named sales to date are currently at $4.6 billion, with a retention rate of more than 97 percent. These

Medco Second-Quarter 2008 Earnings Page 2
strong 2009 sales results are particularly impressive this early in the 2009 sales season, and are a testament to the strength of our integrated service and clinical models,” said Snow.
Richard J. Rubino, chief financial officer, added: “The second quarter results exceeded our expectations with strong performance across-the-board. We experienced record revenue and operating income in our Accredo business, a high level of operational efficiencies with the absorption of our significant 2008 new client wins, and continued contribution from generics at mail — all adding up to record EBITDA per adjusted prescription of $3.05. We are very confident in our business model and pleased to both raise and narrow the range of our guidance, elevating our projected 2008 GAAP EPS growth to 29 to 31 percent.”
Second-Quarter Financial and Operational Results
Medco reported net revenues of nearly $12.8 billion, a 15.6 percent increase from second-quarter 2007. Net revenues increased primarily as a result of contributions from significant new client wins and price inflation on brand-name drugs, partially offset by higher volumes of lower-cost generic drugs. Medco’s generic dispensing rate increased 4.8 percentage points to a record 63.7 percent from the second quarter of 2007. The mail-order generic dispensing rate increased 5.0 percentage points to 54.9 percent and the retail generic dispensing rate increased 4.8 percentage points to 65.6 percent.
While higher volumes of lower-cost generic drugs reduced net revenues by approximately $710 million, these savings benefit clients and members, and contribute to higher gross margins. Year-to-date, the higher volumes of generic drugs reduced net revenues by approximately $1.5 billion.
Total prescription volume, adjusting for the difference in days supply between mail order and retail, increased 6.4 percent from the second quarter of 2007 to 198.1 million. Mail-order prescription volume increased 11.9 percent to 26.3 million. Retail prescription volume increased 3.2 percent to 119.6 million. Adjusted mail-order prescriptions as a percentage of total adjusted prescriptions increased 2.0 percentage points, reaching 39.7 percent. Total gross margin increased 90 basis points to 7.3 percent from 6.4 percent in the second quarter of 2007, reflecting higher mail volumes and penetration, and higher generic dispensing rates. (Please see Table 5 for the calculation of adjusted prescription volume and generic dispensing rate information).
Total selling, general and administrative expense of $368.4 million increased 34.5 percent or $94.4 million over second-quarter 2007. Over $61 million of this increase is attributable to operating expenses from PolyMedica and Critical Care Systems, which were acquired in fourth-quarter 2007, and Europa Apotheek Venlo, a first-quarter 2008 majority-stake acquisition. The remaining increase primarily reflects employee-related costs to support the growing client base and strategic clinical initiatives. Earnings Before Interest Income/Expense, Taxes, Depreciation and Amortization (EBITDA) for the quarter increased $129.6 million, or 27.3 percent, to $604.1 million compared to the same period last year. EBITDA per adjusted prescription increased 19.6 percent to $3.05 from $2.55 in the second quarter of 2007. (Please refer to Table 6 for a reconciliation of EBITDA to reported net income).
Interest and other (income) expense, net, of $57.5 million in second-quarter 2008 increased from $21.9 million in second-quarter 2007, largely attributable to higher debt levels including the senior notes issuance in March 2008 to fund recent acquisitions.
The effective tax rate for the second quarter of 2008 was 39.9 percent, compared to 39.3 percent in the second-quarter 2007. Net income of $262.7 million increased 22.2 percent from the same quarter last year.

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Medco generated year-to-date cash flows from operations of $200.2 million, compared to $676.7 million for the same period in 2007, reflecting increases in receivables and inventory, driven by overall business growth. The company closed the second quarter of 2008 with $371.7 million of cash on its balance sheet.
Share Repurchase Program
In conjunction with its $5.5 billion share repurchase program, Medco repurchased 12.4 million shares for $562.4 million during the second quarter of 2008 with an average per-share cost of $45.22. From the inception of the program in 2005 through the end of second-quarter 2008, Medco repurchased 144.9 million shares at a total cost of $5.1 billion and average per-share cost of $35.05. At the close of the second quarter, approximately $400 million remained under the current authorization.
Specialty Pharmacy Segment
Revenues for Medco’s specialty pharmacy segment, Accredo Health Group, reached record levels with growth of 32.6 percent to nearly $2.0 billion, compared to $1.5 billion in the second quarter of 2007. This is primarily the result of the contribution from significant new clients in January 2008 and the acquisition of Critical Care Systems in fourth-quarter 2007.
The gross margin of 8.0 percent was in line with the second-quarter of 2007. Operating income rose 24.6 percent to $67.8 million from $54.4 million in the second quarter of 2007, driven by increased volume from new business.
Use of Non-GAAP Measures
Medco calculates and uses EBITDA and EBITDA per adjusted prescription as indicators of its ability to generate cash from its reported operating results. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, Medco believes that EBITDA and EBITDA per adjusted prescription are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. EBITDA does not represent funds available for Medco’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. Generally Accepted Accounting Principles (GAAP). The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. EBITDA, and the associated year-to-year trends, should not be considered in isolation. Medco’s calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.
EBITDA per adjusted prescription is calculated by dividing EBITDA by the adjusted prescription volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis, providing insight into the cash-generating potential of each prescription. EBITDA, and as a result, EBITDA per adjusted prescription, is affected by the changes in prescription volumes between retail and mail order, the relative representation of brand-name, generic and specialty drugs, as well as the level of efficiency in the business. Adjusted prescription volume equals the majority of mail-order prescriptions multiplied by 3, plus retail prescriptions. These mail-order prescriptions are multiplied by 3 to adjust for the fact that they include approximately 3 times the amount of product days supplied compared with retail prescriptions.
Medco uses diluted earnings per share excluding intangible asset amortization expense that existed when Medco became a public company in 2003 as a supplemental measure of operating performance. The excluded amortization is associated with intangible assets that substantially arose in connection with the acquisition of Medco by Merck & Co., Inc. in 1993 and were pushed down to Medco’s balance sheet. The company believes that diluted earnings per share, excluding the amortization of these intangibles, is a

Medco Second-Quarter 2008 Earnings Page 4
useful measure because of the significance of this non-cash item and enhances comparability with its peers. The intangible asset amortization resulting from Medco’s acquisitions, such as the acquisitions of Accredo Health, Incorporated in August 2005, and PolyMedica Corporation in October 2007, are not part of the excluded amortization in this calculation because they results from Medco investment decisions.
Conference Call
Management will hold a conference call to review Medco’s financial results and operating outlook on July 24, 2008 at 8:30 a.m. ET.
To access the live conference call via telephone:
Dial in: (800) 949-5383 from inside the U.S., or (706) 679-3440 from outside the U.S.
To access the live webcast:
Visit the Investor Relations section at www.medco.com or go directly to www.medco.com/investor.
For a replay of the call:
A replay of the call will be available after the event on July 24, 2008 through August 7, 2008. Dial in: (800) 642-1687 from inside the U.S., or (706) 645-9291 from outside the U.S. Please use passcode 55170474.
About Medco
Medco Health Solutions, Inc., (NYSE:MHS) is the nation’s leading pharmacy benefit manager based on its 2007 total net revenues of more than $44 billion. Medco’s prescription drug benefit programs, covering approximately one in five Americans, are designed to drive down the cost of pharmacy health care for private and public employers, health plans, labor unions and government agencies of all sizes, and for individuals served by the Medicare Part D Prescription Drug Program and those served by its specialty pharmacy segment, Accredo Health Group. Medco, the world’s most advanced pharmacy®, is positioned to serve the unique needs of patients with chronic and complex conditions through its Medco Therapeutic Resource Centers®, including its enhanced diabetes pharmacy care practice through the Liberty acquisition. Medco is the highest-ranked independent pharmacy benefit manager on the 2008 Fortune 100 list. On the Net: http://www.medco.com.
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those set forth below.
•	Competition in the PBM, specialty pharmacy and the broader healthcare industry is intense and could impair our ability to attract and retain clients;
•	Failure to retain key clients and their members could result in significantly decreased revenues and could harm our profitability;
•	If we do not continue to earn and retain purchase discounts and rebates from manufacturers at

Medco Second-Quarter 2008 Earnings Page 5
current levels, our gross margins may decline;
•	Our acquisition activity has increased recently and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;
•	If we fail to comply with complex and rapidly evolving laws and regulations, we could suffer penalties, or be required to pay substantial damages or make significant changes to our operations;
•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;
•	Failure to execute our Medicare Part D prescription drug benefits strategy could adversely impact our business and financial results;
•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;
•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;
•	We are subject to corporate integrity agreements and noncompliance may impede our ability to conduct business with the federal government;
•	Legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable medical information could limit our ability to use information that is critical to the operation of our business;
•	Our specialty pharmacy business is highly dependent on our relationships with a limited number of biopharmaceutical suppliers and the loss of any of these relationships could significantly impact our ability to sustain or increase our revenues;
•	Our ability to grow our specialty pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;
•	Our specialty pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased credit risk;
•	Changes in industry pricing benchmarks could adversely affect our financial performance;
•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance;
•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if products are withdrawn from the market, if prescription drugs transition to over-the-counter products, or if increased safety risk profiles of specific drugs result in utilization decreases;
•	We may be subject to liability claims for damages and other expenses that are not covered by insurance;
•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure and failure to execute could adversely impact our business;
•	We could be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;
•	Changes in reimbursement rates, including competitive bidding for durable medical equipment suppliers, could negatively affect our PolyMedica diabetes testing supplies revenues and profits under our Liberty brand; and
•	Anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K,

Medco Second-Quarter 2008 Earnings Page 6
Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

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Medco Health Solutions, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In millions, except for per share data)
Table 1.

	Quarters Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007
Product net revenues (Includes retail co-payments of $1,900 and $1,887 in the second quarters of 2008 and 2007, and $4,002 and $3,874 in the six months of 2008 and 2007)	$12,607.1	$10,912.3	$25,414.0	$21,938.6
Service revenues	167.5	137.3	323.6	270.6

Total net revenues	12,774.6	11,049.6	25,737.6	22,209.2

Cost of operations:
Cost of product net revenues (Includes retail co- payments of $1,900 and $1,887 in the second quarters of 2008 and 2007, and $4,002 and $3,874 in the six months of 2008 and 2007)	11,794.0	10,311.9	23,810.8	20,661.8
Cost of service revenues	47.1	33.1	93.0	69.1

Total cost of revenues	11,841.1	10,345.0	23,903.8	20,730.9
Selling, general and administrative expenses	368.4	274.0	696.8	522.4
Amortization of intangibles	70.6	54.6	140.1	109.3
Interest and other (income) expense, net	57.5	21.9	111.8	36.8

Total cost of operations	12,337.6	10,695.5	24,852.5	21,399.4

Income before provision for income taxes	437.0	354.1	885.1	809.8
Provision for income taxes	174.3	139.2	352.2	320.1

Net income	$262.7	$214.9	$532.9	$489.7

Basic earnings per share:
Weighted average shares outstanding	507.7	554.4	517.3	564.0
Earnings per share	$0.52	$0.39	$1.03	$0.87

Diluted earnings per share:
Weighted average shares outstanding	517.6	564.2	527.7	573.5
Earnings per share	$0.51	$0.38	$1.01	$0.85

Medco Second-Quarter 2008 Earnings Page 8
Medco Health Solutions, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)
Table 2.

	June 28,	December 29,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$371.7	$774.1
Short-term investments	70.9	70.3
Manufacturer accounts receivable, net	1,772.3	1,516.2
Client accounts receivable, net	1,594.2	1,340.3
Income taxes receivable	210.0	216.0
Inventories, net	2,090.0	1,946.0
Prepaid expenses and other current assets	330.7	285.4
Deferred tax assets	154.4	154.4

Total current assets	6,594.2	6,302.7
Property and equipment, net	734.6	725.5
Goodwill	6,346.2	6,230.2
Intangible assets, net	2,809.0	2,905.0
Other noncurrent assets	61.6	54.5

Total assets	$16,545.6	$16,217.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Claims and other accounts payable	$2,812.0	$2,812.9
Client rebates and guarantees payable	1,267.6	1,092.2
Accrued expenses and other current liabilities	561.1	624.1
Short-term debt	600.0	600.0

Total current liabilities	5,240.7	5,129.2
Long-term debt, net	4,083.0	2,894.4
Deferred tax liabilities	1,103.2	1,167.0
Other noncurrent liabilities	173.8	152.0

Total liabilities	10,600.7	9,342.6

Total stockholders’ equity	5,944.9	6,875.3

Total liabilities and stockholders’ equity	$16,545.6	$16,217.9

	June 28,	December 29,
	2008	2007
Balance Sheet Debt:
Accounts receivable financing facility	$600.0	$600.0
Senior unsecured revolving credit facility	1,100.0	1,400.0
Senior unsecured term loan	1,000.0	1,000.0
7.25% senior notes due 2013, net of unamortized discount	497.6	497.4
6.125% senior notes due 2013, net of unamortized discount	298.4	—
7.125% senior notes due 2018, net of unamortized discount	1,187.7	—
Fair value of interest rate swap agreements	(0.7)	(3.0)

Total debt	$4,683.0	$3,494.4

Medco Second-Quarter 2008 Earnings Page 9
Medco Health Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)
Table 3.

	Six Months Ended
	June 28,	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$532.9	$489.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	79.0	85.4
Amortization of intangibles	140.1	109.3
Deferred income taxes	(80.6)	(69.8)
Stock-based compensation on employee stock plans	63.7	46.5
Tax benefit on employee stock plans	51.7	59.1
Excess tax benefits from stock-based compensation arrangements	(31.4)	(38.7)
Other	57.1	25.3
Net changes in assets and liabilities (net of acquisition effects, 2008 only)
Manufacturer accounts receivable, net	(254.8)	(89.1)
Client accounts receivable, net	(279.9)	51.6
Inventories, net	(140.1)	102.5
Prepaid expenses and other current assets	(43.7)	(1.3)
Income taxes receivable	6.0	(5.9)
Other noncurrent assets	3.2	10.0
Claims and other accounts payable	(15.8)	(305.5)
Client rebates and guarantees payable	175.4	183.7
Accrued expenses and other current and noncurrent liabilities	(62.6)	23.9

Net cash provided by operating activities	200.2	676.7

Cash flows from investing activities:
Cash paid for Europa Apotheek Venlo B.V., net of cash acquired	(126.2)	—
Capital expenditures	(87.6)	(59.4)
Purchases of securities and other investments	(42.9)	(75.1)
Proceeds from sale of securities and other investments	35.9	80.3

Net cash used by investing activities	(220.8)	(54.2)

Cash flows from financing activities:
Proceeds from long-term debt	2,865.7	1,000.0
Repayments on long-term debt	(1,680.0)	(456.5)
Proceeds under accounts receivable financing facility	—	275.0
Debt issuance costs	(11.3)	(1.6)
Settlement of cash flow hedge	(45.4)	—
Purchase of treasury stock	(1,563.3)	(1,447.2)
Excess tax benefits from stock-based compensation arrangements	31.4	38.7
Proceeds from employee stock plans	21.1	134.3

Net cash used by financing activities	(381.8)	(457.3)

Net (decrease) increase in cash and cash equivalents	(402.4)	165.2
Cash and cash equivalents at beginning of period	774.1	818.5

Cash and cash equivalents at end of period	$371.7	$983.7

Medco Second-Quarter 2008 Earnings Page 10
Medco Health Solutions, Inc.
Consolidated Income Statement Results
(Unaudited)
(In millions)
Table 4.

					Six Months			Six Months
	Quarter Ended			Quarter Ended	Ended			Ended
	June 28,			June 30,	June 28,			June 30,
	2008 (1)	Increase (Decrease)		2007	2008 (1)	Increase (Decrease)		2007
Consolidated income statement results
Retail product revenues (2)	$7,156.8	$553.5	8.4%	$6,603.3	$14,572.3	$1,256.7	9.4%	$13,315.6
Mail-order product revenues	5,450.3	1,141.3	26.5%	4,309.0	10,841.7	2,218.7	25.7%	8,623.0

Total product net revenues (2)	12,607.1	1,694.8	15.5%	10,912.3	25,414.0	3,475.4	15.8%	21,938.6

Client and other service revenues	118.4	17.6	17.5%	100.8	233.3	35.7	18.1%	197.6
Manufacturer service revenues	49.1	12.6	34.5%	36.5	90.3	17.3	23.7%	73.0

Total service revenues	167.5	30.2	22.0%	137.3	323.6	53.0	19.6%	270.6

Total net revenues (2)	12,774.6	1,725.0	15.6%	11,049.6	25,737.6	3,528.4	15.9%	22,209.2

Cost of product net revenues (2)	11,794.0	1,482.1	14.4%	10,311.9	23,810.8	3,149.0	15.2%	20,661.8
Cost of service revenues	47.1	14.0	42.3%	33.1	93.0	23.9	34.6%	69.1

Total cost of revenues (2)	11,841.1	1,496.1	14.5%	10,345.0	23,903.8	3,172.9	15.3%	20,730.9
Selling, general and administrative expenses	368.4	94.4	34.5%	274.0	696.8	174.4	33.4%	522.4
Amortization of intangibles	70.6	16.0	29.3%	54.6	140.1	30.8	28.2%	109.3
Interest and other (income) expense, net	57.5	35.6	162.6%	21.9	111.8	75.0	203.8%	36.8

Income before provision for income taxes	437.0	82.9	23.4%	354.1	885.1	75.3	9.3%	809.8
Provision for income taxes	174.3	35.1	25.2%	139.2	352.2	32.1	10.0%	320.1

Net Income	$262.7	$47.8	22.2%	$214.9	$532.9	$43.2	8.8%	$489.7

Diluted earnings per share:
Weighted average shares outstanding	517.6	(46.6)	-8.3%	564.2	527.7	(45.8)	-8.0%	573.5
Earnings per share	$0.51	$0.13	34.2%	$0.38	$1.01	$0.16	18.8%	$0.85

Earnings per share, excluding intangible amortization (3)	$0.56	$0.13	30.2%	$0.43	$1.11	$0.16	16.8%	$0.95

Gross margin (4)
Product	$813.1	$212.7	35.4%	$600.4	$1,603.2	$326.4	25.6%	$1,276.8
Product gross margin percentage	6.4%	0.9%		5.5%	6.3%	0.5%		5.8%
Service	$120.4	$16.2	15.5%	$104.2	$230.6	$29.1	14.4%	$201.5
Service gross margin percentage	71.9%	-4.0%		75.9%	71.3%	-3.2%		74.5%
Total	$933.5	$228.9	32.5%	$704.6	$1,833.8	$355.5	24.0%	$1,478.3
Total gross margin percentage	7.3%	0.9%		6.4%	7.1%	0.4%		6.7%

(1)	Includes PolyMedica’s, Critical Care’s, and Europa Apotheek’s operating results commencing on the October 31, 2007, November 14, 2007, and April 28, 2008 acquisition dates, respectively.

(2)	Includes retail co-payments of $1,900 million and $1,887 million for the second quarters of 2008 and 2007, and $4,002 million and $3,874 million for the six months of 2008 and 2007.

(3)	Please refer to Table 8 for reconciliation of the earnings per share excluding intangible amortization.

(4)	Defined as net revenues minus cost of revenues.

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Medco Health Solutions, Inc.
Consolidated Selected Information
(Unaudited)
(In millions)
Table 5.

					Six Months			Six Months
	Quarter Ended			Quarter Ended	Ended			Ended
	June 28,			June 30,	June 28,			June 30,
	2008 (1)	Increase (Decrease)		2007	2008 (1)	Increase (Decrease)		2007
Volume Information
Retail prescriptions	119.6	3.7	3.2%	115.9	246.8	11.4	4.8%	235.4
Mail-order prescriptions	26.3	2.8	11.9%	23.5	52.9	5.9	12.6%	47.0

Total prescriptions	145.9	6.5	4.7%	139.4	299.7	17.3	6.1%	282.4

Adjusted prescriptions (2)	198.1	11.9	6.4%	186.2	404.8	29.1	7.7%	375.7
Adjusted mail-order penetration (3)	39.7%	2.0%		37.7%	39.0%	1.7%		37.3%

Other volume (4)	1.5	1.5	N/M *	—	2.7	2.7	N/M *	—

Generic Dispensing Rate Information
Retail generic dispensing rate	65.6%	4.8%		60.8%	65.4%	4.9%		60.5%
Mail-order generic dispensing rate	54.9%	5.0%		49.9%	54.2%	5.1%		49.1%
Overall generic dispensing rate	63.7%	4.8%		58.9%	63.5%	4.9%		58.6%

Manufacturer Rebate Information
Rebates earned	$1,062	$144	15.7%	$918	$2,115	$278	15.1%	$1,837
Percent of rebates retained	18.7%	3.1%		15.6%	19.4%	2.5%		16.9%

Depreciation Information
Cost of revenues depreciation	$10.9	$(3.9)	-26.4%	$14.8	$21.6	$(3.7)	-14.6%	$25.3
SG&A expenses depreciation	28.1	(1.0)	-3.4%	29.1	57.4	(2.7)	-4.5%	60.1

Total depreciation	$39.0	$(4.9)	-11.2%	$43.9	$79.0	$(6.4)	-7.5%	$85.4

(1)	Includes PolyMedica’s, Critical Care’s, and Europa Apotheek’s operating results commencing on the October 31, 2007, November 14, 2007, and April 28, 2008 acquisition dates, respectively.

(2)	Adjusted prescription volume equals the majority of mail-order prescriptions multiplied by 3, plus retail prescriptions. These mail-order prescriptions are multiplied by 3 to adjust for the fact that they include approximately 3 times the amount of product days supplied compared with retail prescriptions.

(3)	The percentage of adjusted mail-order prescriptions to total adjusted prescriptions.

(4)	Represents over-the-counter drugs, as well as diabetic supplies primarily dispensed by Polymedica.

*	Not meaningful

Medco Second-Quarter 2008 Earnings Page 12
Medco Health Solutions, Inc.
Consolidated EBITDA
(Unaudited)
(In millions, except for EBITDA per adjusted prescription data)
Table 6.

	Quarters Ended		Six Months Ended
	June 28,	June 30,	June 28,		June 30,
	2008 (1)	2007	2008 (1)		2007
EBITDA Reconciliation:
Net income	$262.7	$214.9	$532.9		$489.7
Add:
Interest and other (income) expense, net	57.5	21.9	111.8	(2)	36.8
Provision for income taxes	174.3	139.2	352.2		320.1
Depreciation expense	39.0	43.9	79.0		85.4
Amortization expense	70.6	54.6	140.1		109.3

EBITDA	$604.1	$474.5	$1,216.0		$1,041.3

Adjusted prescriptions (3)	198.1	186.2	404.8		375.7

EBITDA per adjusted prescription	$3.05	$2.55	$3.00		$2.77

(1)	Includes PolyMedica’s, Critical Care’s, and Europa Apotheek’s operating results commencing on the October 31, 2007, November 14, 2007, and April 28, 2008 acquisition dates, respectively.

(2)	Includes a $9.8 million charge for the ineffective portion of the forward-starting interest rate swap agreements associated with the March 2008 issuance of senior notes.

(3)	Adjusted prescription volume equals the majority of mail-order prescriptions multiplied by 3, plus retail prescriptions. These mail-order prescriptions are multiplied by 3 to adjust for the fact that they include approximately 3 times the amount of product days supplied compared with retail prescriptions.

Medco Second-Quarter 2008 Earnings Page 13
Medco Health Solutions, Inc.
Accredo Health Group (Specialty Pharmacy) Segment Results
(Unaudited)
(In millions)
Table 7.

					Six Months			Six Months
	Quarter Ended			Quarter Ended	Ended			Ended
	June 28,			June 30,	June 28,			June 30,
	2008 (1)	Increase (Decrease)		2007	2008 (1)	Increase (Decrease)		2007
Specialty Pharmacy:
Product net revenues	$1,960.4	$479.6	32.4%	$1,480.8	$3,835.0	$919.2	31.5%	$2,915.8
Service revenues	21.5	7.5	53.6%	14.0	36.6	7.9	27.5%	28.7

Total net revenues	1,981.9	487.1	32.6%	1,494.8	3,871.6	927.1	31.5%	2,944.5
Total cost of revenues	1,824.0	448.1	32.6%	1,375.9	3,568.6	859.2	31.7%	2,709.4
Selling, general and administrative expenses	78.9	24.0	43.7%	54.9	149.3	41.4	38.4%	107.9
Amortization of intangibles	11.2	1.6	16.7%	9.6	22.2	2.9	15.0%	19.3

Operating Income	$67.8	$13.4	24.6%	$54.4	$131.5	$23.6	21.9%	$107.9

Gross Margin (2)	$157.9	$39.0	32.8%	$118.9	$303.0	$67.9	28.9%	$235.1
Gross margin percentage	8.0%	—		8.0%	7.8%	-0.2%		8.0%

(1)	Includes Critical Care’s operating results commencing on the November 14, 2007 acquisition date.

(2)	Defined as net revenues minus cost of revenues.

Medco Second-Quarter 2008 Earnings Page 14
Medco Health Solutions, Inc.
Earnings Per Share Reconciliation
(Unaudited)
Table 8.

	Quarters Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Earnings Per Share Reconciliation:
GAAP diluted earnings per share	$0.51	$0.38	$1.01	$0.85
Adjustment for the amortization of intangible assets (1)	0.05	0.05	0.10	0.10

Diluted earnings per share, excluding intangible amortization	$0.56	$0.43	$1.11	$0.95

(1)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.

Medco Second-Quarter 2008 Earnings Page 15
Medco Health Solutions, Inc.
Guidance Information
(Unaudited)
Table 9.

	Full Year ended	Estimated
	December 29, 2007	Full Year Ended December 27, 2008
	Actual	Low End	High End
Earnings Per Share Guidance Reconciliation:
GAAP diluted earnings per share	$1.63	$2.10	$2.13

Adjustment for the amortization of intangible assets (1)	0.19	0.20	0.20

Diluted earnings per share, excluding intangible amortization	$1.82	$2.30	$2.33

Diluted earnings per share growth over prior year		29%	31%
Diluted earnings per share growth over prior year, excluding intangible amortization		26%	28%

(1)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.